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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 13, 2001


                            JDS UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-22874                    94-2579683
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                              210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
          (Address of Principal Executive Offices, including Zip Code)


                                 (408) 434-1800
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Effective February 13, 2001, pursuant to that certain Agreement and Plan of Merger dated as of July 9, 2000, as amended (the "Merger Agreement"), by and among JDS Uniphase Corporation, a Delaware corporation ("Registrant"), K2 Acquisition, Inc., a Delaware corporation, and SDL, Inc., a Delaware corporation ("SDL"), Registrant and SDL combined in a transaction in which each SDL stockholder received 3.8 shares of Registrant's common stock for each share of SDL held by such stockholder. Options to purchase shares of SDL common stock ("SDL Options") became options to purchase a number of shares of Registrant's common stock equal to 3.8 multiplied by the number of SDL shares of common stock subject to such SDL Options. A full description of the merger is contained in the joint proxy statement/prospectus of the Registrant and SDL dated November 17, 2000.

        As a result of the transaction, Registrant owns all of the voting securities of SDL. SDL's products power the transmission of data, voice and Internet information over fiber optic networks to meet the needs of telecommunications, data transmission, dense wavelength division multiplexing
(DWDM) and cable television applications. SDL's optical products also serve a variety of non-communications applications, including materials processing and printing.

        The assets acquired by Registrant pursuant to the transaction include all assets of SDL, which consist of, among other things, SDL's accounts receivable, inventory, fixed and tangible personal property (including, without limitation, all machinery, equipment, supplies, tools, furniture, fixtures, hardware, and spare parts), intangible personal property, contracts, and books and records. The assets acquired also include certain intellectual property used in SDL's business.

        In addition to the personal property assets acquired in the transaction, Registrant also acquired, through SDL, leasehold interests in and to approximately 236,000 square feet of administrative, manufacturing, marketing, engineering and research facilities, in San Jose and Santa Clara, California, Cambridge, Massachusetts, Bensalem, Pennsylvania, Victoria, British Columbia and Eastways, Witham, United Kingdom.

        Registrant currently anticipates that substantially all of the assets acquired by Registrant will continue to be used by Registrant in conducting the business of SDL as conducted when the same was acquired by Registrant.

        The consideration paid by Registrant to SDL stockholders in connection with the acquisition consisted of approximately 334,000,000 newly issued registered shares of Registrant's common stock. In addition, Registrant incurred direct transaction costs and expenses estimated at $360 million. The consideration paid at the closing of the acquisition was determined through arms-length negotiations between Registrant and SDL, which negotiations took into account Registrant's and SDL's business, financial position, operating history, products, intellectual property and other factors relating to Registrant's and SDL's businesses. In addition, all SDL Options became options to


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purchase the number of shares of Registrant's common stock equal to 3.8 multiplied by the number of shares of SDL common stock subject to such SDL Options. The estimated purchase cost is approximately $41 billion.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

The audited consolidated financial statements of SDL, Inc. as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000 will be filed by amendment to this Current Report.

(b)  Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Current
Report.

(c)  Exhibits

2.1 Agreement and Plan of Merger, dated as of July 9, 2000, by and among the Registrant, K2 Acquisition, Inc. and SDL, Inc. (Incorporated by reference to Annex A to the Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-45300)).
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            JDS UNIPHASE CORPORATION

                                            By: /s/ Michael C. Phillips
                                               ---------------------------------
                                               Michael C. Phillips
                                               Senior Vice President, Business
                                               Development and General Counsel


Dated: February 23, 2001